EXHIBIT 10.14


         This AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT AND WAIVER (this "Amendment") is entered into as of February 14, 2003, by and between FOOTHILL CAPITAL CORPORATION, a California corporation (the "Lender") and
PENINSULA GAMING COMPANY, LLC, a Delaware limited liability company (the "Borrower").

         WHEREAS, Lender and Borrower have entered into that certain Loan and Security Agreement, dated as of February 23, 2001, as amended, restated, supplemented or otherwise modified from time to time (the "Loan Agreement"), pursuant to which Lender has agreed to make certain loans and financial accommodations available to Borrower;

         WHEREAS, on February 15, 2002 (the "First Amendment Effective Date"), Borrower and Lender entered into that certain Amendment Number One to Loan and Security Agreement (the "First Amendment"), pursuant to which Lender agreed to permit, among other things, (i) Borrower to form and acquire a 100% interest in OED Acquisition, LLC, a Delaware limited liability company ("OED I") and (ii) OED I to form and acquire a 50% interest in OED Acquisition II, LLC ("OED II"), a Delaware limited liability company (collectively, the "OED Acquisition");

         WHEREAS, contemporaneous with the execution of the First Amendment, (i) Borrower formed and acquired a 100% interest in OED I, (ii) OED I formed and acquired a 100% interest in OED II, and (iii) OED I consummated the acquisition of 50% of the membership interests of The Old Evangeline Downs, L.C., a Louisiana limited liability company ("OED") from BIM3 Investments, a Louisiana partnership;

         WHEREAS, on August 30, 2002 , OED I consummated the acquisition of the 50% membership interest in OED owned by William E. Trotter, II Family LLC, a Louisiana limited liability company;

         WHEREAS, OED and OED II are wholly owned subsidiaries of OED I;

         WHEREAS, OED I intends to dissolve OED II;

         WHEREAS, in connection with the OED Acquisition, OED and Borrower entered into a Management Services Agreement, dated as of the First Amendment Effective Date, pursuant to which Borrower made Operator Advances (as defined in such Agreement) and other reimbursable expenses to OED (the "MSA Advances");

         WHEREAS, as a condition precedent to the effectiveness of the First Amendment, OED I executed that certain General Continuing Guaranty (the "Guaranty"), pursuant to which it guaranteed the Obligations (as defined in the Loan Agreement);

         WHEREAS, in order to secure its obligations under the Guaranty, OED I executed in favor of Lender that certain Guarantor Security Agreement (the "Security Agreement") and the Pledge Agreement (the "Pledge Agreement"), each dated as of the First Amendment Effective Date, pursuant to which OED I granted to Lender a security interest in all or substantially all of the property of OED I, including without limitation, the Pledged Interests identified on Schedule A to the Pledge Agreement (the "Pledged Stock");

         WHEREAS, Borrower has requested that Lender agree to amend and waive certain provisions of the Loan Agreement pursuant to the terms and subject to the conditions set forth herein;

         WHEREAS, Lender is willing to so waive such provisions and to amend the Loan Agreement pursuant to the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Defined Terms. All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

         2. Amendments to the Loan Agreement.

         (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of "Guaranty", "Guarantor Security Agreement", "OED II", "OED II Operating Agreement" and "OED I Pledge Agreement" in their entirety.

         (b) Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of "Loan Document", "OED I Operating Agreement", "OED I Purchase Agreement", "OED Transaction Documents", "Permitted OED Acquisition" and "Restricted Subsidiary" and replacing them with each of the following:

               "Loan Documents" means this Agreement, the Borrower Pledge Agreement, the Diamond Jo Ship Mortgage, the Fee Letter, the Letters of Credit, the Mortgages, the Officers' Certificate, the Trademark Security Agreement, the Intercreditor Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

               "OED I Operating Agreement" means that certain Amended and Restated Operating Agreement, dated as of February 14, 2003, of OED I, as the same may hereafter be amended, modified, supplemented, restated or replaced.

               "OED I Purchase Agreements" means collectively, the (i) Purchase Agreement, dated June 27, 2001, by and among Gaming Partners, OED and BIM3 Investments and (ii) Agreement of Sale, dated as of August 30 2002, by and among Gaming Partners, OED I, William E. Trotter, II ("WET2") and William E. Trotter, II Family LLC, as the same may hereafter be amended, modified, supplemented, restated or replaced.

               "OED Transaction Documents" means the OED I Operating Agreement, the OED I Purchase Agreements, the OED I Assignment Agreement and the Management Agreement.

               "Permitted OED Acquisition" means the formation of OED I, the acquisition by Borrower of 100% of the Stock of OED I, the acquisition by OED I of 100% of the Stock of OED, and all related transactions set forth in the OED Transaction Documents.

               "Restricted Subsidiary" means each Subsidiary of Borrower that is not an Unrestricted Subsidiary.

         (c) The definition of "Permitted Investments" set forth in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting "and," appearing at the end of subsection (l), (ii) deleting the period at the end of subsection (m) and replacing it with ", and" and (iii) adding the following new subsection (n) immediately after subsection (m) appearing in such definition:

                           (n) the MSA Advances.

         (d) The definition of  "Unrestricted  Subsidiary"  set forth in Section
1.1 of the Loan Agreement is hereby amended by adding "OED I, OED and any other Subsidiary of OED I and" after the word "means" and before "any Subsidiary" in the first line of such definition.

         (e) Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

               "Management Agreement" means the Amended and Restated Management Services Agreement, dated as of February 14, 2003 among Borrower, OED I and OED, as the same may hereafter be amended, modified, supplemented, restated or replaced.

               "MSA Advances" means the Operator Advances and Reimbursables (as such terms are defined in the Management Agreement) and other reimbursable expenses made by Borrower to OED.

               "OED" means the Old Evangeline Downs, L.C.

               "Third Amendment" means that certain Amendment Number Three to Loan and Security Agreement and Waiver, dated as of February 14, 2003, by and between Borrower and Lender.

         (f) Section 6 of the Loan Agreement is hereby amended by adding the following new Section 6.20 at the end thereof:

               "6.20 Cash Maintenance. Borrower shall maintain cash on hand (excluding "cage cash") and/or Availability of $1,500,000 in the aggregate at all times outstanding."

         (g) Section 7.6 of the Loan Agreement is hereby amended by (i) inserting the word "and" at the end of subsection (c), (ii) deleting the word "and" at the end of subsection (d) and replacing it with a period and (iii) deleting subsection (e).

         (h) Section 7.8(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "(c) Directly or indirectly amend, modify, alter, increase, or change any of the terms or conditions of the OED I Operating Agreement (including, without limitation, Section 13(a) relating to transfers of interest to Lender, Section 16(i) entitled "Article 8 Opt-In" and Section 16(j) entitled "Loan Agreement") or the Certificate of Formation of OED I if the effect of such amendment, modification, alteration or change would materially impair the enforceability or priority of Lender's Liens with respect to the Collateral or otherwise impair Lender's ability to enforce the Obligations or realize upon the Collateral."

         (i) Schedule 5.8(c) of the Loan Agreement is hereby removed from the Loan Agreement in its entirety and replaced with Schedule 5.8(c) that is attached to this Amendment, and all references to Schedule 5.8(c) in the Loan Agreement shall mean and be a reference to Schedule 5.8(c) that is attached to this Amendment.

         3. Waiver. Subject to the occurrence of the Amendment Effective Date (as defined below) and effective as of the First Amendment Effective Date, Lender hereby waives the restrictions set forth in the Loan Agreement to the extent, and only to the extent, necessary to permit (a) the MSA Advances made prior to the date hereof and (b) the Permitted OED Acquisition (as such term is defined in the Loan Agreement, as amended by this Amendment).

         4. Release of Liens on Pledged Stock. Lender agrees that the Collateral described in the Pledge Agreement and Security Agreement, including without limitation, the Pledged Stock, is hereby released from the Liens created by the Pledge Agreement and the Security Agreement, and each of the Guaranty, Pledge Agreement and Security Agreement and all obligations of OED I thereunder shall terminate and all rights to the Collateral shall revert to OED I. At the expense of Borrower and OED I, Lender agrees to deliver to OED I any certificates or other instruments evidencing the Pledged Stock held by Lender under the Pledge Agreement, and to execute and deliver to OED I such documents (including UCC-3 termination statements) as OED I may reasonably request to evidence such termination.

         5. Conditions Precedent to Effectiveness of Amendment. This Amendment shall be and shall become effective as of the date hereof subject to the satisfaction of the following conditions (such date, the "Amendment Effective Date"):

         (a) Lender shall have received this Amendment duly executed by the parties hereto, which shall be in full force and effect;

         (b) Lender shall have received a true, correct and complete copy of the
(i) Management Agreement, (ii) OED I Operating Agreement, as amended, (iii) OED Operating Agreement, (iv) OED I Purchase Agreements and (v) the Certificate of Cancellation of OED II, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct and complete copy thereof, and each such document shall be satisfactory to Lender;

         (c) The representations and warranties in this Amendment and the Loan Agreement shall be true and correct, in all material respects, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were, to the extent, true and correct, in all material respects, as of such earlier date;

         (d) After giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein; and

         (e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or Lender, or any of their Affiliates.

         6. Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended by this Amendment, are within Borrower's powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered by Borrower.

         7. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

         8. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         9. Effect on Loan Documents.

         (a) The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not, except as expressly set forth herein, operate as a waiver or amendment of, any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof. The amendments and waivers herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as an amendment or waiver to any further or other matter under the Loan Documents.

         (b) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified hereby.

         (c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

         10. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance reasonably satisfactory to Lender, and take all actions as Lender may reasonably request from time to time, to perfect and maintain the perfection of Lender's security interests in the Collateral and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement.

         11. Entire Agreement. This Amendment, together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


                                     PENINSULA GAMING COMPANY, LLC, a
                                     Delaware limited liability company


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------




                                     FOOTHILL CAPITAL CORPORATION,
                                     a California corporation


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                 SCHEDULE 5.8(C)

                    CAPITALIZATION OF BORROWER'S SUBSIDIARIES



PENINSULA GAMING CORPORATION
         - 100% of Common Stock issued and outstanding are owned by the Borrower


OED ACQUISITION, LLC
         - 100% of the Interests issued and outstanding are owned by the Borrower


The Old Evangeline Downs, L.C.
         - 100% of the Interests issued and outstanding are owned by OED Acquisition LLC


The Old Evangeline Downs Capital Corp.
         - 100% of the Interests issued and outstanding are owned by The Old Evangeline Downs, L.C.